                                  EXHIBIT 22

                          SUBSIDIARIES OF THE COMPANY


Name                                                      State of Incorporation

ART Holdings Corporation
f/k/a Acumenics Research & Technology, Inc.               Maryland

Advanced Biosystems, Inc.                                 Delaware

Aerospace Sciences, Inc.                                  Virginia

Avenue Technologies, Inc.                                 Virginia

Engineering and Information Services, Inc.                Virginia

Performance Engineering Network, Inc.                     Delaware

SyCom Services, Inc.                                      Delaware

Vail Research and Technology Corporation                  Maryland

Hadron - CPD, Inc. (inactive)                             Virginia

P.E.N. Acquisition Corporation (inactive)                 Virginia

Telcom International, Inc. (inactive)                     Delaware

Applied Graphics Corporation (inactive)                   Maryland

Compulaser, Inc. (inactive)                               Delaware

Digitcom, Inc. (inactive)                                 Ohio

G.E. Boggs and Associates, Inc. (inactive)                Maryland